Exhibit 99.1

Saia Reports First Quarter Results

JOHNS CREEK, GA – April 30, 2026 – Saia, Inc. (Nasdaq: SAIA) today reported first quarter 2026 financial results. For both the first quarter of 2026 and 2025 diluted earnings per share were $1.86.

Highlights from the first quarter operating results were as follows:

First Quarter 2026 Compared to First Quarter 2025 Results

•
Revenue was $806.2 million, a 2.4% increase
•
Operating income was $66.8 million, a 4.8% decrease
•
Operating ratio of 91.7% compared to 91.1%
•
LTL shipments per workday increased 1.0%
•
LTL tonnage per workday decreased 2.1%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue, increased 1.9%
•
LTL revenue per shipment, excluding fuel surcharge revenue, decreased 1.2%

Saia President and CEO, Fritz Holzgrefe, commented on the quarter stating, “Our results reflected record first quarter revenue levels as customers increasingly continued to rely on our national network as volumes grew in March following a challenging January and February. As our national network continues to mature, I was pleased to see year-over-year improvements in our core efficiency metrics. We will continue to execute our long-term strategy of getting closer to the customer, providing a high level of service and driving price to compensate for the quality of service provided.”

Executive Vice President and CFO, Matt Batteh, noted that, “I was pleased with our team's ability to execute throughout the first quarter, especially in what was a highly dynamic operating environment. Our team's commitment to the customer remained paramount, evidenced by a first quarter claims ratio of 0.5%. Reinforced by our commitment to our customers, shipments grew in both legacy and ramping facilities compared to the prior year, and we remain excited about the further opportunities that a national network will provide.”

Financial Position and Capital Expenditures

Saia ended the first quarter of 2026 with $39.2 million of cash on hand and total debt of $112.8 million, which compares to $16.5 million of cash on hand and total debt of $295.5 million at March 31, 2025.

Saia, Inc. First Quarter 2026 Results

Net capital expenditures were $63.7 million during the first quarter of 2026, compared to $202.1 million in net capital expenditures in the first quarter of 2025. In 2026, we anticipate that net capital expenditures will be approximately $350 million to $400 million, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 1-833-890-5317 and request to join the Saia, Inc. call. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through May 30, 2026 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-855-669-9658 referencing conference ID #7759155.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, brokered truckload, expedited transportation and other logistics services. With headquarters in Georgia, Saia LTL Freight operates 214 terminals with national service. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” “potential” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) unexpected liabilities resulting from the acquisition of real estate assets; (10) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (11) risks arising from remote work, including increased risk

Saia, Inc. First Quarter 2026 Results

of related cybersecurity incidents; (12) failure to keep pace with technological developments; (13) liabilities and costs arising from the use of artificial intelligence; (14) labor relations, including the adverse impact should a portion of our workforce become unionized; (15) cost, availability and resale value of real property and revenue equipment; (16) supply chain disruption and delays on new equipment delivery; (17) changes in U.S. trade policy and the impact of tariffs; (18) capacity and highway infrastructure constraints; (19) risks arising from international business operations and relationships; (20) seasonal factors, harsh weather and disasters caused by climate change; (21) the creditworthiness of our customers and their ability to pay for services; (22) our need for capital and uncertainty of the credit markets; (23) the possibility of defaults under our debt agreements, including violation of financial covenants; (24) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (25) dependence on key employees; (26) employee turnover from changes to compensation and benefits or market factors; (27) increased costs of healthcare benefits; (28) damage to our reputation from adverse publicity, including from the use of or impact from social media; (29) failure to achieve acquisition synergies or disruption to our business due to such acquisitions; (30) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (31) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (32) unforeseen costs from new and existing data privacy laws; (33) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (34) changes in accounting and financial standards or practices; (35) widespread outbreak of an illness or any other communicable disease; (36) international conflicts and geopolitical instability; (37) evolving stakeholder expectations regarding environmental and social issues; (38) government shutdown or failure to fund services; (39) provisions in our governing documents and Delaware law that may have anti-takeover effects; (40) issuances of equity that would dilute stock ownership; (41) weakness, disruption or loss of confidence in financial or credit markets; and (42) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

# # #

CONTACT: Saia, Inc.

Matthew Batteh

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets

Current Assets:
Cash and cash equivalents	$39,177	$19,720
Accounts receivable, net	376,967	332,206
Prepaid expenses and other	83,248	82,630
Total current assets	499,392	434,556

Property and Equipment:
Cost	4,303,820	4,259,438
Less: accumulated depreciation	1,450,959	1,415,087
Net property and equipment	2,852,861	2,844,351
Operating Lease Right-of-Use Assets	157,924	150,301
Other Assets	53,460	53,473
Total assets	$3,563,637	$3,482,681

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$147,132	$107,424
Wages, vacation and employees' benefits	70,402	50,723
Other current liabilities	80,949	78,362
Current portion of long-term debt	759	980
Current portion of operating lease liability	29,253	27,895
Total current liabilities	328,495	265,384

Other Liabilities:
Long-term debt, less current portion	112,000	163,000
Operating lease liability, less current portion	119,847	113,119
Deferred income taxes	293,701	284,370
Claims, insurance and other	83,357	79,109
Total other liabilities	608,905	639,598

Stockholders' Equity:
Common stock	27	27
Additional paid-in capital	306,287	307,605
Deferred compensation trust	(9,101)	(9,088)
Retained earnings	2,329,024	2,279,155
Total stockholders' equity	2,626,237	2,577,699
Total liabilities and stockholders' equity	$3,563,637	$3,482,681

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Quarters Ended March 31, 2026 and 2025
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2026	2025
Operating Revenue	$806,226	$787,575

Operating Expenses:
Salaries, wages and employees' benefits	393,296	389,256
Purchased transportation	64,328	59,849
Fuel, operating expenses and supplies	173,489	166,671
Operating taxes and licenses	22,232	20,437
Claims and insurance	22,902	21,545
Depreciation and amortization	62,190	59,043
Other operating losses, net	983	606
Total operating expenses	739,420	717,407

Operating Income	66,806	70,168

Nonoperating (Income) Expenses:
Interest expense	2,574	4,285
Interest income	(63)	(39)
Other, net	(740)	357
Nonoperating expenses, net	1,771	4,603

Income Before Income Taxes	65,035	65,565
Income Tax Provision	15,166	15,755
Net Income	$49,869	$49,810

Weighted average common shares outstanding - basic	26,764	26,720
Weighted average common shares outstanding - diluted	26,807	26,788

Basic earnings per share	$1.86	$1.86
Diluted earnings per share	$1.86	$1.86

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2026 and 2025
(Amounts in thousands)
(Unaudited)
	First Quarter
	2026	2025
Operating Activities:
Net cash provided by operating activities	$139,634	$109,073
Net cash provided by operating activities	139,634	109,073
Investing Activities:
Acquisition of property and equipment	(66,116)	(202,889)
Proceeds from disposal of property and equipment	2,392	826
Net cash used in investing activities	(63,724)	(202,063)
Financing Activities:
Borrowing (repayment) of revolving credit facility, net	(51,000)	97,000
Proceeds from stock option exercises	229	2,463
Shares withheld for taxes	(5,461)	(7,644)
Other financing activity	(221)	(1,767)
Net cash (used in) provided by financing activities	(56,453)	90,052
Net Increase (Decrease) in Cash and Cash Equivalents	19,457	(2,938)
Cash and Cash Equivalents, beginning of period	19,720	19,473
Cash and Cash Equivalents, end of period	$39,177	$16,535

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2026 and 2025
(Unaudited)

				First Quarter
	First Quarter		%	Amount/Workday		%
	2026	2025	Change	2026	2025	Change
Workdays				63	63
Operating ratio	91.7%	91.1%
LTL tonnage (1)	1,513	1,545	(2.1)	24.02	24.52	(2.1)
LTL shipments (1)	2,192	2,170	1.0	34.79	34.44	1.0
LTL revenue/cwt.	$25.93	$24.97	3.8
LTL revenue/cwt., excluding fuel surcharge	$21.52	$21.12	1.9
LTL revenue/shipment	$357.93	$355.48	0.7
LTL revenue/shipment, excluding fuel surcharge	$297.11	$300.76	(1.2)
LTL pounds/shipment	1,380	1,424	(3.1)
LTL average length of haul (2)	890	905	(1.7)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.